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                                                          Exhibit 23(a)


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 19, 1993, included or incorporated by reference in Enron Corp.'s Annual Report to Shareholders and Customers on Form 10-K for the year ended December 31, 1992, and to all references to our Firm included in this Registration Statement.






                                         Arthur Andersen & Co.



Houston, Texas
February 3, 1994